European Bank for Reconstruction and Development DSTRBRPT

Exhibit (c)(ii)

(MTN 24/014)

Syndication Agreement

European Bank for Reconstruction and Development
U.S.$2,500,000,000 4.125 per cent. Bonds due 25 January 2029 (the “Notes”)

issued pursuant to the European Bank for Reconstruction and Development
EUR 45,000,000,000 Global Medium Term Note Programme for the issue of notes

23 January 2024

To:	Barclays Bank PLC

Deutsche Bank AG, London Branch

Morgan Stanley & Co. International plc

The Bank of Nova Scotia, London branch

(the “Joint Lead Managers”)

Bank of Montreal, London Branch

BNP Paribas

Goldman Sachs International

HSBC Bank plc

NatWest Markets Plc

Nomura International plc

RBC Capital Markets, LLC

Standard Chartered Bank

The Toronto-Dominion Bank

Wells Fargo Securities, LLC

(the “Co-Managers” and, together with the Joint Lead Managers, the “Managers”)

c/o	The Bank of Nova Scotia, London branch

201 Bishopsgate, 6th Floor
London EC2M 3NS
United Kingdom

cc: Citibank, N.A. (Agent)

Ladies and Gentlemen,

European Bank for Reconstruction and Development (the “Issuer”) proposes to issue U.S.$2,500,000,000 4.125 per cent. Bonds due 25 January 2029 (the “Notes”) pursuant to its EUR 45,000,000,000 Global Medium Term Note Programme for the issue of notes. The terms of the issue shall be as set out in the form of Pricing Supplement attached to this Agreement as the Annex.

This Agreement is supplemental to the amended and restated Programme Agreement (the “Programme Agreement”) dated 3 July 2012 made between the Issuer and the Dealers party thereto. All terms used herein have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to this issue:

1	This Agreement appoints each Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a Dealer under the Programme Agreement for the purposes of the issue of the Notes.

The Joint Lead Managers confirm that they are in receipt of the documents referenced below:

(i)	a copy of the Programme Agreement; and

(ii)	a copy of such of the documents referred to in Appendix A of the Programme Agreement as the Joint Lead Managers (on behalf of the New Dealers) have requested,

and, on behalf of the New Dealers have found them to be satisfactory. In the case of any document referred to in Appendix A of the Programme Agreement which they have not requested, the Joint Lead Managers confirm, on behalf of the New Dealers, that they have waived such production.

For the purposes of the Programme Agreement, the details of the Joint Lead Managers for service of notices are as follows:

Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom

Tel: +44 20 7773 9098
Email: LeadManagedBondNotices@barclayscorp.com
Attention: Debt Syndicate

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Tel: +44 20 754 76172

Attention: DCM Debt Syndicate

Morgan Stanley & Co. International plc

25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Tel: +44 20 7677 7799

Fax: +44 20 7056 4984

Email: tmglondon@morganstanley.com

Attention: Head of Transaction Management Group, Global Capital Markets

The Bank of Nova Scotia, London branch

201 Bishopsgate, 6th Floor

London EC2M 3NS

United Kingdom

Tel: +44 20 7826 5932
Fax: +44 20 7826 5882

Email: ssadcm@scotiabank.com

Attention: Origination & Syndicate Desk

In consideration of the Issuer appointing the New Dealers as Dealers in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer and the other Dealers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received.

The Issuer hereby confirms that the New Dealers shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date (as defined in Clause 7) the New Dealers shall have no further such authority, rights, powers, duties and obligations except such as may have accrued or been incurred prior to or in connection with the Issue Date.

2	In order to permit the Issuer to file with the U.S. Securities and Exchange Commission the report required by 17 C.F.R. § 290.3 no later than the date of this Agreement, the Managers confirm that the Notes are expected to be offered and sold in the United States.

3	Subject to the terms and conditions of the Programme Agreement and this Agreement, the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to purchase the Notes, at a purchase price of U.S.$2,494,200,000 (the “Purchase Price”), being the issue price of 99.893 per cent., less a combined management and underwriting commission of 0.125 per cent. of the Nominal Amount of the Notes.

4	The Managers agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers version 1 (the “Agreement Among Managers”) with respect to the Notes and further agree that references in the Agreement Among Managers to the “Lead Manager” shall mean the Managers.

5	Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	each of Barclays Bank PLC, Deutsche Bank AG, London Branch, Morgan Stanley & Co. International plc, The Bank of Nova Scotia, London branch, Bank of Montreal, London Branch and Goldman Sachs International (each a “UK Manufacturer” and together “the UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes; and
(b)	the other Managers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Pricing Supplement in connection with the Notes.

6	Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)	each of Deutsche Bank AG, London Branch and Goldman Sachs International (the “EU Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes; and
(b)	the other Managers note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the EU Manufacturers and the related information set out in the Pricing Supplement in connection with the Notes.

7	The settlement procedures set out in Part 2 of Annex A of the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)	the sum payable on the Issue Date shall be U.S.$2,494,200,000.00 (representing the Purchase Price) which should be paid to the account of the Issuer with Citibank, New York, CITIUS33, account number 36125585, in favour of European Bank for Reconstruction and Development, London, SWIFT: EBRDGB2L;
(ii)	“Issue Date” means 14:30 hours (London time) on 25 January 2024, or at such other time and/or date as the Issuer and the Joint Lead Managers, on behalf of the Managers, may agree; and
(iii)	“Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

8	The Joint Lead Managers shall bear and pay all costs and expenses (including legal expenses) incurred by themselves and the Managers in or in connection with the initial printing of the Notes, this Agreement and the Pricing Supplement prepared in connection with the issue of the Notes, the upfront fees and expenses of Citibank, N.A. as agent, the legal expenses incurred in relation to the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market, and making initial delivery of the Notes. The Issuer shall bear the cost of its own legal expenses and the listing fees for the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market. For the avoidance of doubt, the Joint Lead Managers shall only bear the costs and expenses listed above relating to the initial issue of the Notes, and shall not be liable for any further costs and expenses.

9	The obligation of the Managers to purchase the Notes is conditional upon:

9.1	the conditions set out in Clause 3.2 (other than that set out in Clause 3.2.6) of the Programme Agreement being satisfied as of the Payment Instruction Date; and

9.2	the delivery to the Joint Lead Managers on the Payment Instruction Date of (i) legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Joint Lead Managers, on behalf of the Managers, may reasonably require from the General Counsel, a Deputy General Counsel or an Assistant General Counsel of the Issuer, from Linklaters LLP, legal advisers to the Managers in England, from Sullivan & Cromwell LLP, the special United States counsel to the Managers, and a disclosure letter from Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Issuer in the United States; (ii) a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer to the effect stated in sub-paragraph 9.1 of this Clause with regard to the Issuer and further to the effect that the Offering Circular dated 3 July 2012 and the Supplementary Offering Circular dated 22 July 2019 (together, the “Offering Circular”) (when read together with the Pricing Supplement) contains all material information relating to the Notes and to the assets and liabilities, financial position and profits and losses of the Issuer and nothing has happened or is expected to happen which would require the Offering Circular to be further supplemented or updated; and (iii) such other conditions precedent as the Joint Lead Managers reasonably may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability arising before or in relation to such termination), provided that the Joint Lead Managers, on behalf of the Managers, may in their discretion waive any of the aforesaid conditions or any part of them.

10	Termination and Notice
10.1	The Joint Lead Managers, on behalf of the Managers, may, by notice to the Issuer, and the Issuer may, by notice to the Joint Lead Managers, on behalf of the Managers, terminate this Agreement at any time prior to payment of the net subscription moneys to the Issuer if in the opinion of the Managers or the Issuer, as the case may be, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Managers or the Issuer, as the case may be, be likely to prejudice materially the success of the distribution of the Notes or dealings in the Notes in the secondary market.
10.2	Upon such notice being given, this Agreement shall terminate and no party shall be under any liability to any other in respect thereof except for the obligations of the Managers under Clause 8 of the Programme Agreement and the respective obligations of the parties under Clause 6 of the Programme Agreement.

11	Covered Entity and Default Rights

11.1	In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

11.2	In the event that any Manager that is a Covered Entity or a Covered Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

11.3	As used in this Clause 11:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12	Clause 16 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

13	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14	A person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully

For: EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: /s/ Isabelle Laurent

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

We agree to the foregoing.

For: BARCLAYS BANK PLC

By: /s/ Emily Wilson

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: DEUTSCHE BANK AG, LONDON BRANCH

By: /s/ Katrin Wehle

By: /s/ Mark Oulds

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: MORGAN STANLEY & CO. INTERNATIONAL PLC

By: /s/ Rachel Holdstock

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: The Bank of Nova Scotia, London branch

By: /s/ James Walter

By: /s/ Cesare Roselli

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: BANK OF MONTREAL, LONDON BRANCH

By: /s/ Edward Mizuhara

By: /s/ Richard Couzens

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: BNP PARIBAS

By: /s/ Eric Noyer

By: /s/ Vikas Katyal

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: GOLDMAN SACHS INTERNATIONAL

By: /s/ Edward Markham

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: HSBC BANK PLC

By: /s/ Paul Phelpps

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: NATWEST MARKETS PLC

By: /s/ David Hopkins

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: NOMURA INTERNATIONAL PLC

By: /s/ Guy Luscombe

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: RBC CAPITAL MARKETS, LLC

By: /s/ Scott G. Primrose

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: STANDARD CHARTERED BANK

By: /s/ Hussain Zaidi

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: THE TORONTO-DOMINION BANK

By: /s/ Frances Watson

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT

For: WELLS FARGO SECURITIES, LLC

By: /s/ Barbara Garafalo

SIGNATURE PAGE TO THE SYNDICATION AGREEMENT